Exhibit 10.80

FIRST AMENDMENT

TO

EXECUTIVE EMPLOYMENT AGREEMENT

This Amendment (this “Amendment”) to the Executive Employment Agreement is made and entered into by and between Goodman Networks Incorporated, a Texas corporation (the “Company”), with its principal place of business in Plano, Texas and Randal S. Dumas (the “Executive”), effective as of April 9, 2014 (the “Amendment Effective Date”).

WHEREAS, the Company and the Executive entered into the Executive Employment Agreement effective January 1, 2012 (the “Existing Agreement”);

WHEREAS, the Company and the Executive desire to amend and/or supplement certain provisions of the Existing Agreement, as provided herein;

NOW, THEREFORE, in consideration of the mutual promises and agreements contained herein and other good and valuable consideration, the Company and the Executive agree as follows:

Section 1: Revision to Section 5(e)(iii) of the Existing Agreement.

Section 5(e)(iii) is hereby amended and replaced in its entirety as follows:

(iii) A Change of Control of the Company. For purposes of this Agreement, a “Change of Control,” shall mean the earliest of approval by the Board, the establishment of a record date for purposes of determining the stockholders entitled to vote upon a proposal relating to, or the consummation of: (i) the sale of all or substantially all the assets of the Company; (ii) an acquisition of the Company by one or more persons or entities by means of any transaction or series of related transactions (including any reorganization, merger or consolidation) where the voting securities of the Company outstanding immediately preceding such transaction or the voting securities into or for which such outstanding voting securities are, or are proposed to be, converted or exchanged represent, or are proposed to represent, less than 50% of the voting securities of the corporation or surviving entity, as the case may be, following such transaction; (iii) a transaction or series of related transactions resulting in, or that are proposed to result in, the issuance or transfer of shares of capital stock of the Company representing more than 50% of the voting securities of the Company; or (iv) a transaction or series of related transactions whereby the Company issues common stock or shares to the public. Notwithstanding the foregoing, an initial underwritten public offering of the Company’s securities pursuant to an effective registration statement filed under the Securities Act of 1933, as amended (an “IPO”), or any transactions or events constituting part of an IPO shall not be deemed to constitute or in any way effect a Change of Control.

In order for the Executive to terminate his employment for Good Reason pursuant to this Agreement, the Executive must give the Company written notice of the existence of any condition set forth above and his intent to resign for Good Reason within ninety (90) days of such initial existence and the Company shall have thirty (30) days from the date of such notice in which to cure such condition, if curable (except as expressly provided above)(the “Cure

Period”). If, during the Cure Period, the Company cures the condition giving rise to grounds for Resignation for Good Reason, no benefits shall be due under Section 5(d) of this Agreement with respect to such occurrence. If, during the Cure Period, the Company fails or refuses to cure the condition giving rise to such grounds for Resignation for Good Reason, the Executive’s Resignation for Good Reason shall become effective on the last day of the Cure Period and the Executive’s employment shall terminate at that time.

Section 2: Miscellaneous

Except as specifically set forth herein, no other provision of the Existing Agreement is amended, modified, or supplemented hereby, and the Existing Agreement, as amended, modified, or supplemented hereby, shall remain in full force and effect. From and after the Amendment Effective Date, all references to the Existing Agreement, including references in the Existing Agreement and in the Amendment to “The Agreement” or “This Agreement,” shall be deemed references to the Existing Agreement as amended, modified, or supplemented by this Amendment.

[Signature Page to Follow]

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first set forth above.

THE EXECUTIVE	Goodman Networks Incorporated

/s/ Randal S. Dumas	By:	/s/ Jimmy D. Hulett, Jr.
Randal S. Dumas	Title:	General Counsel and Secretary

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